UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 689-4300

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2017, Commercial Metals Company (the “Company”) and its wholly owned subsidiary, CMC Cometals International Sarl (the “Seller”), entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Traxys North America LLC (“TNA”) and Traxys Europe S.A. (“TE”, and together with TNA, “Buyer”). TNA and TE are affiliates of The Carlyle Group. Pursuant to the Purchase Agreement, the Seller will sell CMC Cometals, the Company’s raw materials trading division, to Buyer. CMC Cometals markets, distributes and processes metal, ores, concentrates, industrial minerals, ferroalloys, chemicals and industrial products worldwide.

Pursuant to the Purchase Agreement, the purchase price for the sale of CMC Cometals is equal to the Net Asset Consideration (as defined below) of CMC Cometals plus a Premium (as defined below). The “Net Asset Consideration” is equal to 100% of the book value of (i) CMC Cometals’ inventory, receivables and certain specified other assets, less (ii) the book value of CMC Cometals’ accounts payable and certain specified assumed liabilities. The “Premium” is equal to the lesser of (i) $9.13 million and (ii) 5% of the Net Asset Consideration. In no event will the purchase price exceed $210.0 million.

The sale of CMC Cometals is subject to the satisfaction or waiver of customary closing conditions, including, without limitation, approval of regulatory authorities. The Purchase Agreement also contains customary representations, warranties, covenants, including covenants not to compete and non-solicitation covenants, indemnities and termination rights.

The closing is anticipated to occur during the fourth quarter of fiscal year 2017. The Company intends to use the net proceeds from the sale of CMC Cometals for general corporate purposes.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to a future filing. The Purchase Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the Purchase Agreement. The representations, warranties and covenants obtained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.05 Costs Associated with Exit or Disposal Activities

In connection with the matters described under Items 1.01 and 8.01, which descriptions are incorporated herein by reference, the Company estimates costs associated with management’s plan to exit the Company’s International Marketing and Distribution segment including but not limited to impairments, severance and other transaction related costs. These costs associated with the sale of CMC Cometals are expected to be approximately $10.0 million. However, costs associated with selling or exiting CMC Cometals Steel, CMC Australia, and CMC Asia are not currently reasonably estimable. At a future reporting date, each of CMC Cometals, CMC Cometals Steel, CMC Australia, and CMC Asia will be presented as discontinued operations when the business meets the held for sale criteria or is abandoned, as determined under accounting principles generally accepted in the United States.

All of the above charges, the nature of such charges and the effect of such charges are estimates and are subject to change.

Item 8.01 Other Events

On June 13, 2017, the Company announced its plan to exit its International Marketing and Distribution segment. In addition to the sale of CMC Cometals, the Company announced its plan to pursue sales of both its CMC Cometals Steel division located in Irving, Texas, which markets steel products, as well as a restructuring and sale of the remaining trading operations located in Asia and Australia.

On June 13, 2017, the Company issued a press release announcing these plans, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Forward Looking Statements

Statements in this current report on Form 8-K about the expected timing and completion of the Company’s sale of CMC Cometals, the Company’s estimate of the related charges disclosed in Item 2.05, the Company’s plan to exit its International Marketing and Distribution segment, sell its CMC Cometals Steel division as well as a restructure and sale of its remaining trading operations located in Asia and Australia any other statements in this report and in any exhibits filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally can be identified by phrases such as we, the Company, CMC or its management expects, anticipates, believes, estimates, intends, plans to, ought, could, will, should, likely, appears or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. In addition, the Company may not be able to complete the sale of CMC Cometals within the stated time period, or at all, because of a number of factors, including without limitation: the occurrence of any event, change or other circumstances that could give rise to a termination of the transaction under the terms of the Purchase Agreement; the failure to obtain requisite regulatory approvals; or the failure to satisfy other closing conditions. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on the Company’s operations or financial condition. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Commercial Metals Company on June 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2017

COMMERCIAL METALS COMPANY

By:	/s/ Mary Lindsey
Name: Mary Lindsey
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Commercial Metals Company on June 13, 2017